UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2018
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

8.01	Other Events	3

9.01	Financial Statements and Exhibits	3

Item 8.01 Other Events

On January 1, 2018 we adopted the new standard related to revenue recognition (ASC 606) using the full retrospective method. The only identified impacts of the standard were the recording of certain revenue transactions on a gross basis that were previously recorded on a net basis for our Midroll business and no longer recognizing barter revenue and expense related to syndicated programming for our Local Media business. Adoption of this standard on January 1, 2018 using the full retrospective method required us to adjust certain previously reported results. Refer to Exhibit 99.1 for presentation of 2017 and 2016 financial information on a basis consistent with the new revenue standard.

On May 10, 2018, the E.W. Scripps Company announced the declaration of a cash dividend for the second quarter of 2018. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

99.1	2017 and 2016 financial information reflecting full retrospective adoption of the new revenue standard
99.2	Press release dated May 10, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Senior Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: May 11, 2018

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